EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS OF

XTO ENERGY INC.
(As of February 17, 2009)

ARTICLE I

Offices

Section 1.1.    The registered office of XTO Energy Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware or at such other location in the State of Delaware as may be determined by resolution of the Board of Directors.

Section 1.2.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1.    If required by law, an annual meeting of stockholders shall be held at such place, if any, date and time as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting for the election of directors and the transaction of such other business as may be properly brought before the meeting.  Meetings of stockholders for any other purpose may be held at such place, if any, date and time as may be fixed by the Board of Directors and stated in the notice of the meeting.

Section 2.2.    Except as otherwise required by law, notice of any meeting of stockholders stating the place, if any, date and time of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

Section 2.3.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, which shall be open to the inspection of any stockholder for any purpose germane to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, the list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of meeting.

Section 2.4.    Subject to the rights of the holders of any class or series of preferred stock then outstanding, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or the Certificate of Incorporation, may be called only by the Chairman of the Board, the Chief Executive Officer or the President, or by the Board of Directors or the Secretary at the written request of the holders of 80% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, acting together as a single class.  Such request shall state the purpose or purposes of the proposed meeting.

Section 2.5.    Unless otherwise required by law, notice of a special meeting, stating the place, if any, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

Section 2.6.    Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

Section 2.7.    The holders of a majority in voting power of the capital stock of the Corporation outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, by a majority in voting power thereof, or the Chairman of the meeting, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be achieved.  At any adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.  Notwithstanding the foregoing, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.8.    When a quorum is present at any meeting of the stockholders, the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by law, the Certificate of Incorporation, these Bylaws, or the rules or regulations of any stock exchange applicable to the Corporation, a different vote is required, in which case such provision shall govern and control the decision of such question.

Notwithstanding the foregoing, and subject to the rights of the holders of any class or series of preferred stock then outstanding to elect directors under specified circumstances, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting of stockholders for the election of directors at which a quorum is present; provided, however, that if, as of the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), then each director shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section 2.8, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).

Section 2.9.    Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by such stockholder having voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.10.    Subject to the rights of the holders of any class or series of preferred stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly-called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing.

Section 2.11.    Subject to the rights of the holders of any class or series of preferred stock then outstanding to elect directors under specified circumstances, only individuals nominated for election as directors pursuant to and in accordance with the provisions of this Section 2.11 may be elected as directors at an annual meeting of stockholders.  Nominations for election of directors may be made either by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  Notwithstanding the foregoing, only a stockholder who, at the time the stockholder notice provided for in this Section 2.11 is delivered to the Board of Directors, is a holder of record entitled to vote at the meeting in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders, and only if written notice of such stockholder’s intent to make such proposed nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the attention of the Board, with a copy to the President and the Secretary, and has been received not later than 120 days in advance of the scheduled date for the next annual meeting of stockholders.  In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.  For purposes of this Section 2.11, public announcement of the date of a meeting of stockholders shall be deemed to be made by the Corporation when disclosure of such date is first made in a Corporation press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Notwithstanding anything in this Section 2.11 to the contrary, in the event that the number of directors to be elected at the annual meeting of stockholders is increased, and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice required by this Section 2.11 shall also be considered timely, but only with respect to proposed nominees for the additional directorships, if it shall be delivered to the Board of Directors, with a copy to the President and Secretary, no later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

For any nomination to be properly brought before an annual meeting of stockholders pursuant to this Section 2.11, each stockholder notice required by this Section 2.11 shall set forth:

(a)           the name and address, as they appear on the Corporation’s books and records, of the stockholder who intends to make the proposed nomination, the name and address of the beneficial owner, if any, on whose behalf the proposed nomination is intended to be made, and the name and address of the person proposed to be nominated;

(b)           the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by such stockholder, such beneficial owner, and such proposed nominee;

(c)           a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting in the election of directors generally, and intends to appear in person or by a qualified representative at the meeting to nominate the proposed nominee specified in the notice;

(d)           a description of all agreements, arrangements, and understandings between or among such stockholder, such beneficial owner, such proposed nominee and any other person or persons (naming such person or persons) relating to the proposed nomination or the Corporation;

(e)           a description of all agreements, arrangements, and understandings (including, without limitation, any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, swaps, contracts for difference, hedging transactions, and borrowed or loaned shares) that have been entered into, or are planned or proposed, as of the date of the stockholder notice by, or on behalf of, such stockholder, such beneficial owner, such proposed nominee, or such person or persons, the purpose or effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder, such beneficial owner, such proposed nominee or such person or persons, with respect to shares of capital stock or debt securities of the Corporation;

(f)           a representation of whether or not such stockholder, such beneficial owner, such proposed nominee, or such person or persons intends, or has any agreement, arrangement, or understanding, the purpose or effect of which is, (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of outstanding capital stock of the Corporation required to elect the proposed nominee, and/or (ii) otherwise to solicit proxies from stockholders in support of such proposed nomination; and

(g)           such other information as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

To be effective, each stockholder notice given hereunder must be accompanied by the written consent of the proposed nominee to be named in the proxy statement as a nominee and to serve as a director of the Corporation if elected.  The Corporation may require such stockholder, such beneficial owner, such proposed nominee, and such person or persons to furnish such additional information as it may reasonably determine.

Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination, such proposed nomination shall not be considered, notwithstanding that proxies in respect of the proposed nominee may have been received by the Corporation.  For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder, or must be authorized to act for such stockholder as proxy at the annual meeting of stockholders by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination is not properly brought before the meeting in accordance with the provisions hereof and, if he or she should so determine, he or she shall so declare to the meeting that such nomination is not properly brought before the meeting and shall not be considered.

Section 2.12.          For a proposal (other than a stockholder proposal with respect to a proposed nomination for election of any person as a director, or a stockholder proposal subject to Rule 14a-8 under the Exchange Act) to be considered at an annual meeting of stockholders, the proposal must have been properly brought before the meeting in accordance with this Section 2.12.  To be properly brought before an annual meeting, such proposal must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise be properly brought before the meeting by or at the direction of the Board, or (c) otherwise (i) be properly noticed to be brought before the meeting by a stockholder who, at the time the stockholder notice provided for in this Section 2.12 is delivered to the Secretary, is a holder of record entitled to vote at the meeting on the proposal, as provided herein, and (ii) constitute a proper subject to be brought before such meeting.  For such a proposal to be properly brought before an annual meeting of stockholders by a stockholder, such stockholder must be entitled to vote on such proposal and must deliver written notice of such stockholder’s intent to bring the proposal before such meeting, either by personal delivery or by United States mail, postage prepaid, to the Secretary.   Such stockholder notice must be received by the Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, such notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.  For purposes of this Section 2.12, public announcement of the date of a meeting of stockholders shall be deemed to be made by the Corporation when disclosure of such date is first made in a Corporation press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

A stockholder notice required by this Section 2.12 shall set forth, as to each proposal that the stockholder intends to bring before the annual meeting of stockholders, (A) a brief description of the proposal intended to be brought before the meeting, the text of the proposal (including, without limitation, the text of any resolutions proposed for consideration and, in the event that such proposal includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for considering such proposal at the meeting; (B) the name and address, as they appear on the Corporation’s books and records, of the stockholder who intends to bring such proposal before the meeting, and the name and address of the beneficial owner, if any, on whose behalf the proposal is intended to be made; (C) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by such stockholder and such beneficial owner; (D) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting on the proposal and intends to appear in person or by a qualified representative at the meeting to present such proposal; (E) a description of all agreements, arrangements, and understandings between or among such stockholder, such beneficial owner, and any other person or persons (naming such person or persons) relating to the proposal or the Corporation; (F) a description of all agreements, arrangements, and understandings (including, without limitation, any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, swaps, contracts for difference, hedging transactions, and borrowed or loaned shares) that had been entered into, or are planned or proposed, as of the date of the stockholder notice by, or on behalf of, such stockholder, such beneficial owner, or such person or persons, the purpose or effect of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder, such beneficial owner, or such person or persons, with respect to shares of capital stock or debt securities of the Corporation, (G) any material interest of such stockholder, such beneficial owner, or such person or persons in such proposal; (H) a representation whether or not such stockholder, such beneficial owner, or such person or persons intends, or has any agreement, arrangement, or understanding, the purpose or effect of which is, (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the shares of outstanding capital stock of the Corporation required to approve or adopt the proposal, and/or (2) otherwise to solicit proxies from stockholders in support of such proposal; and (I) such other information as would be required to be disclosed in solicitations of proxies with respect to the proposal, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  The Corporation may require such stockholder, such proposed nominee, and such person or persons to furnish such additional information as it may reasonably determine.

Notwithstanding the foregoing provisions of this Section 2.12, if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the proposal, such proposal shall not be considered, notwithstanding that proxies in respect of the proposal may have been received by the Corporation.  For purposes of this Section 2.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder, or must be authorized to act for such stockholder as proxy at the meeting of stockholders by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

The Chairman of a meeting shall, if the facts warrant, determine and declare to the annual meeting that the proposal is not properly brought before the meeting in accordance with the provisions hereof and, if he or she shall so determine, he or she shall so declare to the meeting that such proposal is not properly brought before the meeting and shall not be considered.

Nothing in this Section 2.12 shall apply to, or otherwise affect the rights and obligations of a stockholder with respect to, a stockholder proposal subject to Rule 14a-8 under the Exchange Act.

Section 2.13.     The time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the Chairman of the meeting.  The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules, regulations, and procedures, the Chairman of any meeting of stockholders shall have the power and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations, and procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may, to the extent not prohibited by law, include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting; (b) rules, regulations, and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and representatives, or such other persons as the Chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.14.     The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment or postponement thereof and to make a written report thereof.  The

Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

The inspector or inspectors so appointed shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of votes, proxies and ballots; (c) count all votes, proxies, and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes, proxies, and ballots and report on the same.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of votes, proxies and ballots, the inspectors may consider such information as is permitted by law.  No person who is a candidate for an office at an election of directors may serve as an inspector at such election.

Section 2.15.     At any meeting of stockholders, the Chairman or Vice Chairman of the Corporation, or in the event there be more than one Vice Chairmen, the Vice Chairmen in the order designated by the Board of Directors or, in the absence of any designation, in the order of their appointment, shall act as the Chairman of the meeting and preside over the meeting, and the stockholders shall not have the right to elect a different person as Chairman of the meeting.  The Chairman of the meeting shall have the power and authority to determine when the polls shall be closed in connection with any vote to be taken at the meeting.

ARTICLE III

Directors

Section 3.1.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than three or more than twenty-one persons.  The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) the Certificate of Incorporation.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  The directors shall be divided into three classes, as nearly equal in number as possible, with the term of the first class to expire at the annual meeting next ensuing, the second class one year thereafter, and the third class two years thereafter, and with the members of each class to hold office until their successors have been elected and qualified.  At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Section 3.2.    Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.  “Cause” shall be exclusively defined to mean:  (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such director which is materially detrimental to the Corporation.

Section 3.3.    Subject to the rights of holders of any series of any preferred stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced by their resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

Section 3.4.    The Board of Directors may, from time to time, in its discretion select one or more persons to be an advisory director (an “Advisory Director”) and assign such Advisory Director to one or more committees of the Board.  No Advisory Director shall, for any purpose, be considered a director of the Corporation or a member of the Board of Directors or of any committee of the Board.  Each Advisory Director shall be selected for such term as may be determined by the Board of Directors, to serve at the pleasure of the Board, and may at any time be removed (with or without cause) by the Board.

An Advisory Director shall have such duties, power, and authority as may be determined by the Board of Directors; provided, however, that an Advisory Director may not exercise any duties, power, or authority of a director in the management of the business and affairs of the Corporation.  Unless otherwise determined by the Board of Directors, an Advisory Director shall be entitled to notice of and to attend all meetings of the Board and of committees of the Board to which he or she is assigned.  An Advisory Director shall be entitled to participate in the discussion of all matters brought before such meeting, but will not have a right to vote on any matter.  The Board of Directors and committees of the Board shall have the authority to excuse an Advisory Director from all or any portion of any meeting.  No action of the Board of Directors or any committee shall be invalid by reason of a failure of any Advisory Director to receive notice of or to attend any meeting of the Board or any committee.

An Advisory Director shall receive such compensation, if any, and reimbursement of expenses as determined by the Board of Directors.

Meetings of the Board of Directors

Section 3.5.    The Board of Directors may hold meetings, both regular and special.

Section 3.6.    The Board of Directors shall hold a regular meeting of the Board immediately following any meeting of stockholders at which directors were elected, and no notice of such meeting to the directors shall be necessary in order to legally constitute the meeting, provided a quorum shall be present.  In the event such meeting is not so held, the meeting may be held at such place, date, and time as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.7.    Regular meetings of the Board of Directors may be held without notice at such place, date, and time as shall from time to time be determined by the Board.

Section 3.8.    Special meetings of the Board of Directors may be called by the Chairman of the Board on 24 hours’ notice given to each director, either personally or by mail, facsimile, or other means of electronic transmission.  Special meetings shall be called by the President or Secretary in like manner and on like notice upon the written request of a majority of the directors (unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice upon the written request of the sole director).

Section 3.9.    At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise provided by law, the Certificate of Incorporation, or these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10.     Unless otherwise restricted by law, the Certificate of Incorporation, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writings or electronic transmissions, and such writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee in accordance with law.

Section 3.11.     Unless otherwise restricted by law, the Certificate of Incorporation, or these Bylaws, members of the Board of Directors or of any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Committees of Directors

Section 3.12.     The Board of Directors may designate one or more committees of the Board, each committee to consist of one or more of the directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors, shall have and may exercise all of the power and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but, no such committee shall have such power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware (the “Act”) to be submitted to stockholders for approval or adoption, or (b) adopting, amending or repealing any of these Bylaws.  Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.

Section 3.13.      Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Compensation of Directors

Section 3.14.         Unless otherwise restricted by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  Directors may be paid compensation for preparation for and attendance at each meeting of the Board of Directors or committee of the Board, compensation for director service unrelated to any meeting, and/or stated periodic compensation for service as a director and/or member of a committee or as the Chairman or Vice Chairman of the Board or chairman of a committee.  No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  The directors may be paid their expenses incurred in attending meetings of the Board of Directors or any committee of the Board or in providing other service as directors.

ARTICLE IV

Notices

Section 4.1.    Except as provided by law, the Certificate of Incorporation, or these Bylaws, whenever notice is required to be given to any stockholder or director, it shall not be construed to require personal notice, but such notice may be given in writing, delivered in person or sent by mail, addressed to such stockholder or director, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, or sent by electronic transmission, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or sent by electronic transmission in accordance with law.

Section 4.2.    Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a waiver thereof given by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, the Board of Directors, or a committee of the Board needs to be specified in a waiver of notice.

ARTICLE V

Officers

Section 5.1.    The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other additional officers as the Board shall determine to be necessary.  The Board of Directors may also appoint one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers.  The Board of Directors shall also appoint a Chairman of the Board and may appoint a Vice Chairman of the Board, who may or may not be designated as officers of the Corporation by the resolutions of the Board appointing such persons to hold such positions.  Any number of offices may be held by the same person, unless law, the Certificate of Incorporation, or these Bylaws otherwise provide.  The Chairman and Vice Chairman, if any, shall be appointed from among the directors.

Section 5.2.    The Board of Directors at its first meeting after each annual meeting of stockholders shall appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer.

Section 5.3.    The Board of Directors may appoint such other officers and agents of the Corporation as it shall deem necessary, who shall hold their offices for such terms and shall perform such duties and have such power and authority as shall be determined from time to time by the Board.

Section 5.4.    The salaries of all officers and agents appointed by the Board of Directors shall be fixed by the Board or a committee of the Board.

Section 5.5.    The officers of the Corporation and the Chairman and any Vice Chairman, to the extent not designated as officers of the Corporation, shall hold their office or position, as applicable, until their successors are duly appointed and qualify.  The Chairman, any Vice Chairman and any officer appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors then in office.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed; provided, however, that the appointment of an officer shall not, of itself, create any contract rights.  Any vacancy occurring in the office of Chief Executive Officer, President, any Vice President, Secretary, or Treasurer of the Corporation shall be filled by the Board of Directors.

Chairman of the Board

Section 5.6.    The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation.  The Chairman shall formulate and submit to the Board of Directors or a designated committee of the Board matters of general policy of the Corporation and shall perform such duties and have such power and authority as usually pertain to the office or as the Board may from time to time prescribe.

The Vice Chairman

Section 5.7.    If the Board of Directors has appointed a Vice Chairman, in the absence of the Chairman or in the event of his or her inability or refusal to act, the Vice Chairman, and in the event that there may be more than one Vice Chairmen, the Vice Chairmen in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their appointment, shall preside at all meetings of the Board of Directors and of the stockholders, and shall perform the duties of the Chairman and, when so acting, shall have all the power and authority of and be subject to all the restrictions upon the Chairman.  The Vice Chairman, if any, shall perform such other duties and have such other power and authority as the Board of Directors or the Chairman may from time to time prescribe.

The Chief Executive Officer

Section 5.8.    The Chief Executive Officer shall be the senior officer of the Corporation and shall perform such duties and have such power and authority as usually pertain to the office or as the Board of Directors may from time to time prescribe.

The President

Section 5.9.    The President shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.  The President shall perform such duties and have such power and authority as usually pertain to the office or as the Board of Directors may from time to time prescribe.  The President shall keep the Chief Executive Officer and the Board of Directors fully informed and shall consult it on matters concerning the business and affairs of the Corporation.

Section 5.10.     The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the Corporation.

The Vice Presidents

Section 5.11.     In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, or in the event that there be more than one Vice Presidents, the Vice Presidents in the order designated by the Board of Directors or, in the absence of any designation, then in the order of their appointment, shall perform the duties of the President and, when so acting, shall have all the power and authority of and be subject to all the restrictions upon the President.  The Vice Presidents shall perform such other duties and have such other power and authority as the Chief Executive Officer, the President, the Board of Directors, or any committee of the Board may from time to time prescribe.

The Secretary and Assistant Secretaries

Section 5.12.     The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose and shall perform like duties for the committees of the Board.  The Secretary shall give, or cause to be given, notice of all special meetings of the Board of Directors and meetings of the stockholders.   The Secretary shall have custody of the corporate seal of the Corporation, and he or she shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature; provided, however, that the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Secretary shall perform such other duties and have such other power and authority as the Chief Executive Officer, the President, the Board of Directors, or any committee of the Board may from time to time prescribe.

Section 5.13.      In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary, or in the event that there be more than one Assistant Secretaries, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Secretary and, when so acting, shall have all the power and authority of and be subject to all the restrictions upon the Secretary.  The Assistant Secretaries shall perform such other duties and have such other power and authority as the Chief Executive Officer, the President, the Board of Directors, or any committee of the Board may from time to time prescribe.

The Treasurer and Assistant Treasurers

Section 5.14.      The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 5.15.      The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board, the Chief Executive Officer, and the President an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall perform such other duties and have such other power and authority as the Chief Executive Officer, the President, the Board of Directors, or any committee of the Board may from time to time prescribe.

Section 5.16.      If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, disqualification, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 5.17.     In the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer, or if there be more than one Assistant Treasurers, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment, shall perform the duties of the Treasurer and, when so acting, shall have all the power and authority of and be subject to all the restrictions upon the Treasurer.  The Assistant Treasurers shall perform such other duties and have such other power and authority as the Chief Executive Officer, the President, the Board of Directors, or any committee of the Board may from time to time prescribe.

ARTICLE VI

Certificates for Shares

Section 6.1.    The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may by resolution provide that some or all shares of any class or series of capital stock shall be uncertificated.  Certificates shall be signed by, or in the name of the Corporation by, the Chairman or any Vice Chairman of the Board of Directors, or the Chief Executive Officer, President or Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

If the Corporation shall be authorized to issue more than one class or more than one series of any class of capital stock, the powers, designations, preferences, and relative, participating, optional or other special rights of each class or series of stock, and the qualification, limitations, or restrictions of such preferences and/or rights, shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent shares of any class or series; provided, however, that, except as otherwise provided in Section 202 of the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificates which the Corporation shall issue to represent shares of any class or series, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class or series, and the qualifications, limitations, or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares of capital stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a), and 218(a) of the Act, or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of or series, and the qualifications, limitations, or restrictions of such preferences and/or rights.

Section 6.2.    Any or all the signatures on certificates representing shares may be facsimile.  In case any officer, transfer agent, or registrar of the Corporation who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of such issuance.

Lost Certificates

Section 6.3.    The Board of Directors may direct new certificates representing shares or uncertificated shares to be issued in place of any certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates to be lost, stolen, or destroyed.  When authorizing such issuance of new certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost, stolen, or destroyed.

Transfer of Stock

Section 6.4.    Upon surrender to the Corporation or the transfer agent of the Corporation of certificates duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation to cancel the old certificates, issue new certificates representing shares or uncertificated shares to the person entitled thereto, and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, new uncertificated shares or certificates representing shares shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.  Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary or the transfer agent.

Section 6.5.    Every stockholder or transferee shall furnish the Secretary or the transfer agent of the Corporation with the address to which notice of meetings of stockholders and all other notices may be served upon or mailed to him or her, and in default thereof, he or she shall not be entitled to service or mailing of any such notice.

Fixing Record Date

Section 6.6.    In order that the Corporation may determine the stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date:  (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall, unless otherwise required by law, not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board; and (c) in the case of any other action, shall, unless otherwise required by law, not be more than 60 days prior to such other action.  If no record date is fixed:  (i) the record date for determining stockholders entitled to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.7.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation to vote as such owner, to receive payment of any dividend or distribution or allotment of any rights, to exercise any change, conversion, or exchange of capital stock, or for any other action, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

Dividends/Reserves

Section 7.1.    Dividends upon the capital stock of the Corporation, subject to law and the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting of the Board.  Dividends may be paid in cash, in property, or in shares of capital stock of the Corporation, subject to law and the Certificate of Incorporation.

Section 7.2.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves for meeting contingencies, equalizing dividends, or repairing or maintaining any property of the Corporation, or for such other purposes as the Board shall determine to be in the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Checks

Section 7.3.    All checks, demands, drafts, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Contracts

Section 7.4.    The Board of Directors may authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Deposits

Section 7.5.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors or officers may select.

Fiscal Year

Section 7.6.    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Seal

Section 7.7.    The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”.  The seal may be affixed by causing it or a facsimile thereof to be impressed, reproduced, or otherwise.

Indemnification

Section 7.8.    (a)       The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason that he or she, or a person for whom he or she is the legal representative, is or was a director, Advisory Director, or officer of the Corporation or such director, Advisory Director or officer of the Corporation is or was serving at the written request of the Corporation as a director, advisory director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including, without limitation, service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the foregoing, except in the case of a claim for indemnification or advancement of expenses pursuant to subsection (c) of this Section 7.8, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by the Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b)           The Corporation shall, to the fullest extent not prohibited by law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending a proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should ultimately be determined that the Covered Person is not entitled to be indemnified under this Section 7.8 or otherwise.

(c)           If a claim for indemnification (following the final disposition of a proceeding or payment of expenses) or advancement of expenses under this Section 7.8 is not paid in full by the Corporation within 60 days after the written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action, the Corporation shall have the burden of proving that the Covered Person was not entitled to the requested indemnification or advancement of expenses under law.

(d)           The rights conferred upon any Covered Person by this Section 7.8 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under law, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

(e)           The Corporation’s obligation, if any, to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, advisory director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation or partnership, joint venture, trust, enterprise, or nonprofit entity.

(f)           Any repeal or modification of the foregoing provisions of this Section 7.8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first contemplated, threatened, or commenced) arising out of, related to, or in connection with any act or omission occurring prior to the time of such repeal or modification.

(g)           This Section 7.8 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VIII

Amendments

Section 8.1.    Except as provided by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may amend or repeal these Bylaws or adopt new Bylaws; provided, however, that the power to adopt, amend, or repeal Bylaws conferred upon the Board shall not divest or limit the power of the stockholders to adopt, amend, or repeal Bylaws.